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                                   Exhibit 12
                                   CONOCO INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)


                                                             Nine Months
                                                                Ended
                                                             September 30                 Year Ended December 31
                                                             ------------  ---------------------------------------------------
                                                                  1999      1998        1997      1996        1995      1994
                                                                -------    -------    -------    -------    -------    -------
Net Income ..................................................   $   420    $   450    $ 1,097    $   863    $   575    $   422
Provision for Income Taxes ..................................       259        244      1,010      1,038        774        551
Equity in Earnings of Affiliates ............................       (84)       (22)       (40)        25        (22)       (25)
                                                                -------    -------    -------    -------    -------    -------
Pretax Income before Adjustment for Minority
   Interests in Consolidated Subsidiaries or
   Income or Loss from Equity Affiliates ....................       595        672      2,067      1,926      1,327        948
Fixed Charges (see below) ...................................       274        337        174        188        210        160
Amortization of Capitalized Interest ........................        33         40         46         53         53         49
Distributed Income in Equity Affiliates .....................        74        105         58         85         42         75
Capitalized Interest ........................................        (4)       (72)       (94)       (75)       (95)       (59)
                                                                -------    -------    -------    -------    -------    -------
Total Adjusted Earnings Available for Payment of
   Fixed Charges(a)(b) ......................................   $   972    $ 1,082    $ 2,251    $ 2,177    $ 1,537    $ 1,173
                                                                =======    =======    =======    =======    =======    =======

Ratio of Earnings to Fixed Charges ..........................       3.5        3.2       12.9       11.6        7.3        7.3
Fixed Charges:
 Interest and Debt Expense - Borrowings .....................   $   230    $   199    $    36    $    74    $    74    $    63
Capitalized Interest ........................................         4         72         94         75         95         59
Rental Expense Representative of Interest Factor ............        40         66         44         39         41         38
                                                                -------    -------    -------    -------    -------    -------
Total Fixed Charges .........................................   $   274    $   337    $   174    $   188    $   210    $   160
                                                                =======    =======    =======    =======    =======    =======

Ratio of Earnings to Fixed Charges Excluding
Special Items:
Earnings From Above .........................................   $   972    $ 1,082    $ 2,251    $ 2,177    $ 1,537    $ 1,173
Special Items (pretax)(c)  ..................................        60        454        (91)       (22)        71        113
                                                                -------    -------    -------    -------    -------    -------
Earnings Adjusted For Special Items .........................   $ 1,032    $ 1,536    $ 2,160    $ 2,155    $ 1,608    $ 1,286
                                                                =======    =======    =======    =======    =======    =======
Fixed Charges From Above ....................................   $   274    $   337    $   174    $   188    $   210    $   160
                                                                =======    =======    =======    =======    =======    =======
Ratio of Earnings Adjusted For Special Items to
   Fixed Charges ............................................       3.8        4.6       12.4       11.5        7.7        8.0

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a)       Equity affiliate pretax losses, where incurred, include no guaranteed payments.

b)       There are no fixed charges in subsidiaries with minority interests.

c) Includes special items as reported in third quarter 1999 Form 10-Q. See Conoco's 1998 Form 10-K as amended for discussion of prior years' special items.